Exhibit 1.1


                            FORM OF NOTICE OF SALE

                                 $652,000,000

                           FPL Recovery Funding LLC

                        Senior Secured Bonds, Series A


     NOTICE IS HEREBY GIVEN that Florida Power & Light Company ("FPL"), as depositor, servicer and sponsor and FPL Recovery Funding LLC (the "Issuer"), a wholly owned subsidiary of FPL, will receive bids (hereinafter referred to as "Bids") for the sale by the Issuer of $652 million aggregate principal amount of Senior Secured Bonds, Series A (the "Bonds"). The date of sale (which we refer to as the "Pricing Date") has not yet been determined by FPL and the Issuer; FPL and the Issuer will select the Pricing Date in their sole discretion. Each firm which has filed a Bidder's Notice of Interest in the form attached as Appendix A will be notified of the Pricing Date and time of pricing thereon ("Pricing Time") by telephone, confirmed by email, at least 24 hours prior to the Pricing Time. We refer to that notice as the "Pricing Notice." FPL encourages potential bidders to promptly complete and submit to FPL the Bidder's Notice of Interest so that they can be eligible to receive the Pricing Notice and submit a Bid. The closing date ("Closing") will be designated by FPL in the Pricing Notice, and is expected to be no later than five business days subsequent to the Pricing Date.

     The Bonds
     ---------

     The Bonds are described in registration statement No. 333-141357, originally filed on Form S-3 with the SEC on March 16, 2007, as subsequently amended (such registration statement, as amended, is referred to as the "Registration Statement"). The Registration Statement may be accessed at no cost at http://www.sec.gov/cgi-bin/browse-edgar?company=
CIK=&filenum=333-141357&State=&SIC=&owner=include&action=getcompany, or will be provided at no cost upon request directed to FPL as provided below under Additional Information.

     The principal amortization schedule for each tranche of Bonds is attached as Exhibit A to this Notice of Sale.

     Counsel to the Purchasers
     -------------------------

     Thelen Reid Brown Raysman & Steiner LLP has been designated as counsel to the bidders, including the successful bidder(s) ("Counsel to the Purchaser"). The fees and disbursements of Counsel to the Purchaser will be paid by the Issuer or FPL. Should you wish to consult with Counsel to the Purchaser to discuss any legal aspects of the offering, please contact:

Thelen Reid Brown Raysman & Steiner LLP
875 Third Avenue
New York, New York  10019

[Confidential - Not for Distribution]


Attention: Mr. Robert J. Reger, Jr.
Telephone No. 212-603-2204

     Counsel to the Purchaser will prepare a memorandum with respect to the qualification of the Bonds under the "blue sky" laws of various jurisdictions. Copies of the memorandum may be obtained from Counsel to the Purchaser.

     Due Diligence Conference Call
     -----------------------------

     A due diligence conference call for prospective bidders will be held prior to the Pricing Date. In the Pricing Notice, FPL will inform prospective bidders of the time and date of such conference call and of the call-in number.

     Submission of Bids
     ------------------

     Each Bidder must submit a fully completed Bid Form in the form attached hereto as Appendix B. Each Bid Form must be delivered in person to the office of Thelen Reid Brown Raysman & Steiner LLP at 875 Third Avenue, New York, New York 10022, or submitted by facsimile, in each case to the attention of Paul Cutler, Treasurer, FPL, on or before the Pricing Time set forth in the Pricing Notice. Facsimile numbers will be provided in the Pricing Notice. We strongly encourage bidders to take all necessary care to ensure that their Bids are properly submitted within the designated timeframe.

     Failure to fully complete the Bid Form or any Bid received after the Pricing Time will result in the Bid being declared null and void. Any bidder submitting a Bid Form by facsimile must allow sufficient time for timely receipt by FPL. Once a properly completed Bid Form has been timely delivered in person or submitted by facsimile, that related Bid will constitute an irrevocable offer to purchase all the Bonds on the terms provided in the Bid and as specified in this Notice of Sale. Each Bid shall be irrevocable until 3:00 P.M. New York City time on the Pricing Date, unless such Bid is rejected by FPL earlier.

     Only one Bid will be accepted if any Bid is accepted. Any Bid submitted in person will take precedence over a Bid submitted by the same bidder by facsimile. If bidders submit a joint Bid, the Bid Form must identify all bidders. The obligations under the Bid will be joint and several, except as otherwise provided in Section 10 of the Bond Purchase Agreement attached hereto as Appendix D.

     Submission of a Bid through either permitted format indicates acknowledgment, understanding and acceptance of the terms and provisions of this Notice of Sale and of such Bid, including (without limitation) the terms of the Bond Purchase Agreement attached hereto as Appendix D.

     Good Faith Deposit
     ------------------

     A Good Faith Deposit ("Good Faith Deposit"), in the form of a cashier's or certified check payable to the order of: "FPL Recovery Funding LLC and Florida Power & Light Company," or in the form of a Financial Surety Bond, in the amount of $13,040,000 must be received by FPL (on behalf of itself and the Issuer) prior to the Pricing Time in order for a Bid to

[Confidential - Not for Distribution]


be considered. If a Financial Surety Bond is issued, it must be from Financial Security Assurance Inc. ("FSA"). The Financial Surety Bond must be obtained from FSA prior to the Pricing Time in order to ensure that FSA has enough time to notify FPL that a bidder has purchased a Financial Surety Bond. It is strongly recommended that a bidder ordering such a bond from FSA use all necessary care to ensure that the bond has been posted prior to the Pricing Time. The Financial Surety Bond must identify each bidder whose Good Faith Deposit is guaranteed by such Financial Surety Bond. Only one Financial Surety Bond or check may be provided for each Bid.

     No interest will be paid by FPL and the Issuer on the Good Faith Deposit.

     The Good Faith Deposit, whether in the form of a check or a Financial Surety Bond, will be cashed or drawn upon (as the case may be) by FPL and the Issuer only in the event the successful bidder fails to honor its accepted Bid or there is otherwise a default by the successful bidder under its accepted Bid. The retention of the Good Faith Deposit by FPL and Issuer will represent liquidated damages in full as provided in Section 6 of the Bond Purchase Agreement.

     In the event that the Issuer fails to deliver the Bonds to the successful bidder, the Good Faith Deposit will be immediately returned by FPL to the successful bidder or to FSA, whichever is applicable, and neither the successful bidder, FPL, the Issuer, nor any other party will have any further obligation with respect to the Bonds, except as otherwise provided in the Bond Purchase Agreement.

     Basis of Award
     --------------

     The Bonds will be awarded to the bidder submitting the Bid offering to purchase all of the Bonds at the lowest "all-in" cost to the Issuer. The lowest "all-in" cost will take into account the spread to the applicable swap rate for each tranche of Bonds at the time of determination and the selling commissions set forth in the Bid Form. When we refer to "applicable swap rate" for any tranche of Bonds at any particular time, we mean the mid-point of the swap rate as indicated in the "semi-bond" column on Reuters page 19901 for the weighted average life (based upon scheduled maturities) of the particular tranche of Bonds, and, if the weighted average life (based upon scheduled maturities) of a particular tranche of Bonds falls between two "terms" on Reuters page 19901, the interpolated rate using the mid-point of the swap rates shown on Reuters page 19901 for the two "terms."

     The lowest "all-in" cost to the Issuer will be determined by FPL in its sole discretion.

     The purchase price paid to the Issuer for the Bonds under any Bid will be equal to the aggregate principal amount of the Bonds less the selling commissions set forth in the Bid, minus or plus any original issue discount or premium for the Bonds which results from the setting of the actual interest rates as described under Procedures after Acceptance.

     In case two or more Bids provide the identical "all-in" cost to the Issuer (unless FPL and the Issuer reject all Bids), FPL will give the bidders of such identical Bids an opportunity to improve their Bids. If no improved Bids shall be made by such bidders within the time specified by FPL, or if upon the submission of such revised Bids, two or more of such Bids provide the

[Confidential - Not for Distribution]


Issuer with the identical "all-in" cost, FPL may accept any one of such identical Bids at its discretion (unless FPL elects to reject all Bids).

     FPL, on behalf of itself and the Issuer, reserves the right in its sole discretion to reject any and all Bids, and to waive any informality or irregularity in any Bid. All questions as to the validity, form, eligibility and acceptance of any Bid will be determined by FPL, in its sole discretion, which determination shall be final and binding.

     Procedures after Acceptance
     ---------------------------

     Upon acceptance of a Bid, each of FPL and the Issuer will execute the Bid Form to acknowledge their acceptance of the Bid and FPL will promptly transmit the fully executed Bid Form by facsimile and by email (confirmed by phone) to the successful bidder(s) (herein, the "Purchasers") at the address shown in the Bid Form.

     Once the winning Bid has been accepted and the Purchasers notified, FPL, in consultation with the Purchasers, will calculate the interest rate for each tranche of Bonds. The interest rate for each tranche of Bonds will be the sum of the spread in the Bid plus the applicable swap rate. (As stated, the "applicable swap rate" means the mid-point of the swap rate as indicated in the "semi-bond" column on Reuters page 19901 for the weighted average life (based upon scheduled maturities) of the particular tranche of Bonds, and, if the weighted average life (based upon scheduled maturities) of a particular tranche of Bonds falls between two "terms" on Reuters page 19901, the interpolated rate using the mid-point of the swap rates shown on Reuters page 19901 for the two "terms.")

     The interest rates for each tranche of the Bonds will be fixed to the fourth decimal.

     Promptly following the calculation of the interest rates on the Bonds and in any event not later than 5:00 P.M. New York City time on the Pricing Date, the Purchasers must provide to FPL and the Issuer by facsimile and by email the completed letter attached hereto as Appendix C. Failure to provide such letter on the Pricing Date shall constitute a default by the Purchasers under their Bid.

     A Bid shall be deemed rejected by FPL and the Issuer if the Bid shall not have been accepted by FPL and the Issuer by 3:00 P.M. New York City time on the Pricing Date.

     Bond Purchase Agreement
     -----------------------

     By making the Bid, the Purchasers agree to all terms and conditions set forth in the Bond Purchase Agreement, which is attached hereto as Appendix D and which is incorporated by reference into the Bid Form.

     Payment and Delivery of Bonds
     -----------------------------

     The Bonds will be delivered, though the DTC book entry system, on the Closing Date. The Closing Date will be designated by FPL in the Pricing Notice, and shall be no later than five business days subsequent to the Pricing Date.

[Confidential - Not for Distribution]


     Payment for the Bonds will be made by wire transfer in same-day funds. Upon such payment in full, the Good Faith Deposit will be returned to the Purchasers or to FSA, whichever is applicable.

     CUSIP Numbers and DTC Eligibility
     ---------------------------------

     It is anticipated that CUSIP identification numbers will be printed on the Bonds, but neither the failure to print such number on any Bonds nor any error with respect thereto will constitute cause for failure or refusal by the Purchasers to accept delivery of and pay for the Bonds in accordance with their agreement to purchase the Bonds. All expenses in relation to the printing of CUSIP numbers on the Bonds will be paid for by the Issuer or FPL; provided, however, that it will be the responsibility of the Purchasers to timely obtain and pay for the assignment of such CUSIP numbers.

     It is anticipated that the Bonds will be eligible for custodial deposit with DTC, and while FPL and/or the Issuer will prepare and provide one or more letters of representations to DTC, it will be the responsibility of the Purchasers to obtain such eligibility. Failure of the Purchasers to obtain DTC eligibility will not constitute cause for failure or refusal by the Purchasers to accept delivery of and pay for the Bonds in accordance with their Bid.

     Additional Information
     ----------------------

     If you have any questions concerning the Bonds or the bidding process, you may contact Paul Cutler, Treasurer of FPL at (561) 694-6204 or Kathy Beilhart, Assistant Treasurer of FPL at (561) 694-6405 during normal business hours.

                                    Florida Power & Light Company
                                    FPL Recovery Funding LLC
                                    April 23, 2007

     THE TERMS AND CONDITIONS OF THIS NOTICE OF SALE (INCLUDING THE BOND PURCHASE AGREEMENT) ARE INCORPORATED BY REFERENCE IN THE BID FORM FOR THE BONDS.

[Confidential - Not for Distribution]


                                  APPENDIX A

                          BIDDER'S NOTICE OF INTEREST

          (To be delivered to FPL prior to the submission of any Bid by or on behalf of the prospective bidder)

Mr. Paul Cutler, Treasurer
Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408-0420

         Re:                     $652,000,000
                           FPL Recovery Funding LLC
                             Senior Secured Bonds,
                                   Series A


Dear Mr. Cutler:

     We hereby request receiving the Pricing Notice from Florida Power & Light Company ("FPL") as described in the Notice of Sale relating to the proposed offering of the above-described Bonds of FPL Recovery Funding LLC (the "Issuer"). Capitalized terms not defined herein shall have the meaning set forth in the Bond Purchase Agreement attached to the Notice of Sale.

     Except as indicated below (a) neither we nor any of our directors, officers or partners have any material relationship with FPL or the Issuer;
(b) we are not an affiliate, as defined under the Trust Indenture Act of 1939, as amended, of FPL or the Issuer, and none of their directors or executive officers is a director, officer, partner, employee, appointee or representative of ours; (c) we will not submit or participate, directly or through any affiliate, in more than one Bid for the purchase of the Bonds; and
(d) we have not prepared and we will not prepare or use any "free writing prospectus" as defined in Rule 405 under the Securities Act, as amended, other than as permitted by the Bond Purchase Agreement in connection with the proposed offering.

                          (State exceptions, if any)

[Confidential - Not for Distribution]


     We will notify you promptly in the event of any development before the Pricing Time, which makes untrue or incomplete any of the above statements as of such date and time.

Very truly yours,

______________________________________
          Name of Corporation
             or Partnership



By:___________________________________
           Officer or Partner


You must provide us with completed
information for at least three
authorized contacts


Contact Information                       Alternative Contact Information        Alternative Contact Information

Name:________________________________     Name:_______________________________   Name:_______________________________

Phone Number:________________________     Phone Number:_______________________   Phone Number:_______________________

Cell Phone:__________________________     Cell Phone:_________________________   Cell Phone:_________________________

Fax Number:__________________________     Fax Number:_________________________   Fax Number:_________________________

Email address:_______________________     Email address:______________________   Email address:______________________





cc: Thelen Reid Brown Raysman & Steiner LLP
875 Third Avenue
New York, New York  10019
Attention: Mr. Robert J. Reger, Jr.

[Confidential - Not for Distribution]


                                  APPENDIX B

                                   BID FORM

                  $652,000,000 Senior Secured Bonds, Series A
                   FPL Recovery Funding LLC - Issuing Entity
        Florida Power & Light Company - Depositor, Servicer and Sponsor

Mr. Paul Cutler, Treasurer
Florida Power & Light Company
700 Universe Boulevard
Juno Beach, FL 33408-0420

Dear Mr. Cutler,

The following Bid is for the entire $652,000,000 aggregate principal amount of FPL Recovery Funding LLC Senior Secured Bonds, Series A as described in the Notice of Sale dated _____, 2007, and the Form S-3 filed with the Securities Exchange Commission, as amended, referred to therein.

[Confidential - Not for Distribution]



--------------- ----------------- -------------- ---------------- --------------- -------------- -----------------
                                                                                    Spread to
                                                                                   Applicable
                                    Expected                                      Swap Rate(2)       Selling
                                  Average Life      Scheduled         Final          (basis         Commission
   Tranche      Principal Amount   (Years)(1)       Maturity      Maturity Date      points)      (basis points)
--------------- ----------------- -------------- ---------------- --------------- -------------- -----------------

     A-1            $124,000,000      2.02         Feb 1, 2011     Feb 1, 2013
--------------- ----------------- -------------- ---------------- --------------- -------------- -----------------

     A-2             140,000,000      5.04         Aug 1, 2013     Aug 1, 2015
--------------- ----------------- -------------- ---------------- --------------- -------------- -----------------

     A-3             100,000,000      7.36         Aug 1, 2015     Aug 1, 2017
--------------- ----------------- -------------- ---------------- --------------- -------------- -----------------

     A-4             288,000,000      10.44        Aug 1, 2019     Aug 1, 2021
--------------- ----------------- -------------- ---------------- --------------- -------------- -----------------

    Total           $652,000,000      7.21
--------------- ----------------- -------------- ---------------- --------------- -------------- -----------------


______________________________
(1) Based on a closing date of May 1, 2007. Subject to adjustment in the Pricing Notice when actual closing date is known.
(2) "Applicable swap rate" means the mid-point of the swap rate as indicated in the "semi-bond" column on Reuters page 19901 for the weighted average life (based upon scheduled maturities) of the particular tranche of Bonds, and, if the weighted average life (based upon scheduled maturities) of a particular tranche of Bonds falls between two "terms" on Reuters page 19901, the interpolated rate using the mid-point of the swap rates shown on Reuters page 19901 for the two "terms."




The total purchase price to be paid by the Purchasers for the Bonds equals the aggregate principal amount of the Bonds (or $652,000,000) less the aggregate selling commissions shown above, minus or plus the original issue discount or the original issue premium, if any, which results from the setting of the actual interest rates as described under "Procedures after Acceptance" in the Notice of Sale. The purchase price will be set forth on Attachment 1 to Appendix C to the Notice of Sale.

We will accept delivery of the Bonds at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 on the Closing Date set forth in the Pricing Notice.

We have pre-qualified our bid through one of the options below (Check one of the following):

    / / A surety bond in the amount of $13,040,000 obtained through Financial Security Assurance Inc. as described in the Notice of Sale.

    / / Provided a cashier's or certified check for $13,040,000 made payable to "FPL Recovery Funding LLC and Florida Power & Light Company."

[Confidential - Not for Distribution]


This Bid is not subject to any conditions not expressly stated herein or in the Notice of Sale, which incorporates by reference the terms of the Bond Purchase Agreement. We acknowledge receipt of the registration statement on Form S-3 filed with the Securities and Exchange Commission, as amended, and the Notice of Sale (including, without limitation, the Bond Purchase Agreement).

The names of the Purchasers who are submitting this Bid are listed below.

_______________________________

_______________________________

_______________________________

The undersigned represents and warrants that it is authorized to serve as Representative for the above-listed Purchasers, and to act on their behalf with respect to all matters relating to this Bid.

In the event that any indemnity or contribution payment is due from the Purchasers pursuant to Section 10 of the Bond Purchase Agreement, the responsibility for such payment shall be allocated as follows among the
Purchasers: [Insert Allocation Methodology]

Set forth below is a list of foreign jurisdictions in which the Purchasers intend to offer and sell the Bonds:



The signature below indicates acknowledge, understanding and acceptance of the terms and conditions of this Bid and of the Notice of Sale (including without limitation the Bond Purchase Agreement).

By: ____________________________

Name: __________________________
      [Print]

Title: ___________________________


Additional Contact Information (if different from that set forth on the Bidder's Notice of Interest):

Name: __________________________

Phone Number ___________________

Cell Phone: ______________________

Fax Number _____________________

[Confidential - Not for Distribution]


Email Address ___________________


No additional alteration is to be made to this Bid. Bids must be submitted on this form except as otherwise provided in the Notice of Sale.

Accepted this ______ day of _________, 2007 at _____ AM, New York City time.


FLORIDA POWER & LIGHT COMPANY


By:
   ------------------------------------

Name: Paul I. Cutler
      ---------------------------------

Title: Treasurer
       --------------------------------


FPL RECOVERY FUNDING LLC


By:
   ------------------------------------

Name: Paul I. Cutler
      ---------------------------------

Title: Manager
       --------------------------------

[Confidential - Not for Distribution]


                                  APPENDIX C



Mr. Paul Cutler, Treasurer
Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408-0420

         Re:                     $652,000,000
                           FPL Recovery Funding LLC
                             Senior Secured Bonds,
                                   Series A


Dear Mr. Cutler:

     Pursuant to our obligations under our agreement to purchase the above-captioned bonds (the "Bonds") pursuant to the Notice of Sale dated __________, 2007 and the Bond Purchase Agreement (the "Bond Purchase Agreement") among the Purchasers listed in our Bid dated ____________, 2007 (the "Purchasers"), Florida Power & Light Company ("FPL") and Florida Recovery Funding LLC (the "Issuer"), the undersigned, as Representative(s) of the Purchasers, hereby:

     (A) Confirm(s) that the interest rates, prices to the public, selling commissions, and proceeds to the Issuer with respect to each tranche of Bonds is shown on Attachment 1 hereto; and

     (B) Provide(s) to FPL and the Issuer the following additional information:

     (1) the Purchasers may offer each tranche of Bonds, in part, to certain dealers at the price to public set forth on Attachment 1 hereto less a concession not in excess of the amounts shown on Attachment 2 hereto as the selling concession for such tranche, and may allow, and such dealers may reallow, a concession to certain other dealers not in excess of the amounts shown on Attachment 2 hereto as the reallowance discount for such tranche;

     (2) any additional language to be included in the Final Prospectus supplement under "Plan of Distribution," relating to transactions that stabilize, maintain or otherwise affect the price of the Bonds:
          [insert any language here or in an attachment].

     (3) the names of each Purchaser as they should appear in the Final Prospectus supplement relating to the Bonds are as follows:

[Confidential - Not for Distribution]


     FPL and the Issuer are authorized to use this information in the preparation of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus in connection with the offer and sale of the Bonds.

     Capitalized terms used herein and not otherwise defined shall here the meaning set forth in the Bond Purchase Agreement.

Very truly yours,



By: _______________, as Representative of
    the Purchasers



By: ____________________________

Name: __________________________
      [Print]

Title: ___________________________


cc: Robert J. Reger, Jr.

[Confidential - Not for Distribution]


                                 Attachment 1
                                 ------------


                              Pricing Information


                              Total
                            Principal                                Price
                            Amount of         Final       Interest     to        Selling       Proceeds to
                             Tranche      Maturity Date     Rate     Public    Commissions        Issuer
                         -------------- ---------------- ---------- --------- --------------  --------------
Tranche A-1 Bond          $124,000,000    Feb 1, 2013
Tranche A-2 Bond           140,000,000    Aug 1, 2015
Tranche A-3 Bond           100,000,000    Aug 1, 2017
Tranche A-4 Bond           288,000,000    Aug 1, 2021

                         ==============                                       ==============  ==============
Total                     $652,000,000



                                     A-1-1

[Confidential - Not for Distribution]


                                 Attachment 2
                                 ------------


                         Dealer and Seller Concessions
              (Not to exceed amounts expressed as a percentage of
                      the principal amount of the Bonds)


                         Selling Concession (Not
                               to Exceed)              Reallowance Discount (Not to Exceed)
                         ------------------------    ----------------------------------------
    Tranche A-1
    Tranche A-2
    Tranche A-3
    Tranche A-4




                                    A-2-1

[Confidential - Not for Distribution]


                                                                     EXHIBIT A


                           FPL Recovery Funding LLC

                        Senior Secured Bonds, Series A


                        Principal Amortization Schedule


--------------------------- ------------------ ----------------- ----------------- ----------------- -----------------
Class                              A1                 A2                A3                A4              Total
--------------------------- ------------------ ----------------- ----------------- ----------------- -----------------
Principal                     $124,000,000       $140,000,000      $100,000,000      $288,000,000      $652,000,000
--------------------------- ------------------ ----------------- ----------------- ----------------- -----------------
Expected Average Life             2.02               5.04              7.36             10.44              7.21
(Years)(1)
--------------------------- ------------------ ----------------- ----------------- ----------------- -----------------




------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
  Period         Date              A1                 A2                A3                A4              Total
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
    1           2/1/2008       $24,215,459                  -                 -                 -       $24,215,459
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
    2           8/1/2008        16,566,340                  -                 -                 -        16,566,340
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
    3           2/1/2009        20,432,185                  -                 -                 -        20,432,185
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
    4           8/1/2009        18,043,404                  -                 -                 -        18,043,404
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
    5           2/1/2010        22,131,565                  -                 -                 -        22,131,565
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
    6           8/1/2010        19,652,734                  -                 -                 -        19,652,734
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
    7           2/1/2011         2,958,313        $20,784,320                 -                 -        23,742,633
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
    8           8/1/2011                 -         21,256,558                 -                 -        21,256,558
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
    9           2/1/2012                 -         25,455,616                 -                 -        25,455,616
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   10           8/1/2012                 -         22,962,051                 -                 -        22,962,051
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   11           2/1/2013                 -         27,139,930                 -                 -        27,139,930
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   12           8/1/2013                 -         22,401,525      $  1,988,330                 -        24,389,855
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   13           2/1/2014                 -                  -        28,819,912                 -        28,819,912
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   14           8/1/2014                 -                  -        26,058,781                 -        26,058,781
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   15           2/1/2015                 -                  -        30,639,213                 -        30,639,213
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   16           8/1/2015                 -                  -        12,493,764       $15,327,439        27,821,203
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   17           2/1/2016                 -                  -                 -        32,555,479        32,555,479
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   18           8/1/2016                 -                  -                 -        29,822,666        29,822,666
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   19           2/1/2017                 -                  -                 -        34,510,521        34,510,521
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   20           8/1/2017                 -                  -                 -        31,553,342        31,553,342
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   21           2/1/2018                 -                  -                 -        36,531,800        36,531,800
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   22           8/1/2018                 -                  -                 -        33,520,739        33,520,739
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   23           2/1/2019                 -                  -                 -        38,623,933        38,623,933
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------
   24           8/1/2019                 -                  -                 -        35,554,081        35,554,081
------------ -------------- ------------------ ----------------- ----------------- ----------------- -----------------

_____________________













________________________________
(1) Based on May 1, 2007 closing. Expected Average Life will be updated in the Pricing Notice when the actual closing date is known.



                                 Exhibit A-1

                                  APPENDIX D


                           FPL RECOVERY FUNDING LLC

                  $652,000,000 SENIOR SECURED BONDS, SERIES A

                            BOND PURCHASE AGREEMENT


          AGREEMENT among FLORIDA POWER & LIGHT COMPANY, a Florida corporation ("FPL"), FPL Recovery Funding LLC, a Delaware limited liability company (the "Issuer") and the several Purchasers, or the Purchaser, as the case may be, named in the bid form (the "Bid") submitted to FPL and the Issuer pursuant to a Notice of Sale, dated April 23, 2007 (the "Notice of Sale") and accepted by FPL and the Issuer pursuant to the terms of the Notice of Sale, all relating to the issuance and sale by the Issuer of its Senior Secured Bonds, Series A (the "Bonds"). The Bid, together with the Notice of Sale and this bond purchase agreement, are referred to collectively herein as "this agreement".

          The term "Purchasers" as used herein shall be deemed to mean the entity or several entities named in the Bid. The term "Representatives," as used herein, shall be deemed to mean the representative or representatives, if any, named in the Bid. Each Representative, by signing the Bid, represents that it has been authorized by each Purchaser to sign such Bid and enter into this agreement on behalf of such Purchaser and to act for each such Purchaser in the manner herein provided. Except as provided in Section 10 hereof, all obligations of the Purchasers hereunder are joint and several. If more than one entity is named as a representative in Bid, any action under or in respect of this agreement may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Purchasers.

          Capitalized terms used and not otherwise defined in this agreement shall have the meanings given to them in the Indenture (as defined below).

          1. Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated on or about [ ], (the "Indenture"), between the Issuer and, The Bank of New York, as trustee (the "Trustee"). The Bonds will be senior secured obligations of the Issuer and will be supported by storm-recovery property (as more fully described in the Financing Order relating to the Bonds, "Storm-Recovery Property"), to be sold to the Issuer by FPL pursuant to the Storm-Recovery Property Sale Agreement, to be dated on or about [ ], between FPL and the Issuer, including the Bill of Sale (the "Sale Agreement"). The Storm-Recovery Property securing the Bonds will be serviced pursuant to the Storm-Recovery Property Servicing Agreement, to be dated on or about [ ], between FPL, as servicer, and the Issuer, as owner of the Storm-Recovery Property sold to it pursuant to the Sale Agreement (the "Servicing Agreement").

          2. Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Purchasers that:

[Confidential - Not for Distribution]


          (a) The Issuer, FPL and the Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and FPL, in its capacity as sponsor for the Issuer, and the Issuer have jointly filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form on March 16, 2007 (Registration No. 333-141357), as amended by Amendment No. 1 thereto dated April 23, 2007, including a prospectus and a form of prospectus supplement, for the registration under the Securities Act of up to $652,000,000 aggregate principal amount of the Bonds. Such registration statement, as amended ("Registration Statement No. 333-141357"), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. No Bonds registered with the Commission under the Securities Act pursuant to Registration Statement No. 333-141357 have been previously issued. References herein to the term "Registration Statement" as of any given time shall be deemed to refer to Registration Statement No. 333-141357, as amended or supplemented to such time, including all documents incorporated by reference therein as of such time, pursuant to Item 12 of Form S-3 ("Incorporated Documents") and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B ("Rule 430B") or 430C ("Rule 430C") under the Securities Act that has not been superseded or modified. References herein to the term "Registration Statement" without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first contract of sale (as such term is used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the "Effective Date" of the Registration Statement relating to the Bonds. For purposes of the definition of "Registration Statement" in the preceding two sentences, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or 430C shall be considered to be included in the Registration Statement as of the time specified in Rule 430B or 430C as applicable. The final prospectus and the final prospectus supplement relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)"), are referred to herein as the "Final Prospectus;" and the most recent preliminary base prospectus and preliminary prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the "Pricing Prospectus."

          (b) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) at the date hereof the Issuer was not and is not an "ineligible issuer," as defined in Rule 405 under the Securities Act ("Rule 405").

          (c) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of

[Confidential - Not for Distribution]


     prospectus) and on the Effective Date relating to the Bonds, the Registration Statement, and the Indenture, at the Closing Date (as defined below), fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. As of the Applicable Time (as defined below) and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and neither of such documents included as of the Applicable Time, or will include as of the Closing Date, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Commission thereunder; provided that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Issuer or FPL by, or through the Representatives on behalf of, any Purchaser expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information furnished by any Purchaser consists of the information set forth in Schedule I hereto, or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company ("DTC") Book-Entry System that are based solely on information contained in published reports of the DTC.

          (d) As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 4(b) below), considered together, did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that (i) the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives and the Expected Sinking Fund Schedule described in the Pricing Prospectus supersede any previously issued descriptions of such information and (ii) the interest rate, price to the public and underwriting discounts and commissions for each tranche were not included in the Pricing Prospectus). The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not and will not include any untrue statement of a material fact or

[Confidential - Not for Distribution]


     omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance in which they are made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or FPL by, or through the Representatives on behalf of, any Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information set forth in
     Schedule I hereto. "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer's records pursuant to Rule 433(g) under the Securities Act. References to the term "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405. References to the term "Applicable Time" mean the time and date the Bid is accepted by FPL and the Issuer, as stated on the form of Bid at the time of such acceptance, except that if, subsequent to such Applicable Time, the Issuer, FPL and the Purchasers (or the Representatives, if any) have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Bonds, then "Applicable Time" will refer to the first of such times when such new purchase contracts are entered into. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses, if any, listed on Schedule II hereto as an Issuer Free Writing Prospectus, and that each such Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rule 164 under the Securities Act ("Rule 164") and Rule 433 under the Securities Act ("Rule 433"), including timely Commission filing where required, legending and record keeping.

          (e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that FPL or the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) FPL or the Issuer has promptly notified or will promptly notify the Representatives and (ii) FPL or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or FPL by any Purchaser, or on its behalf through the

[Confidential - Not for Distribution]


     Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information set forth on Schedule I hereto.

          (f) The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the Issuer LLC Agreement, the Administration Agreement and any other agreements or instruments contemplated by the Pricing Prospectus (collectively, the "Issuer Documents") and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer's business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus; FPL is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

          (g) The issuance and sale of the Bonds by the Issuer, the purchase of the Storm-Recovery Property by the Issuer from FPL and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under the Issuer's certificate of formation or the Issuer LLC Agreement (collectively, the "Issuer Charter Documents"), or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party.

          (h) This agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this agreement, and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

[Confidential - Not for Distribution]


          (i) The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition.

          (j) The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and possible limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

          (k) The Bonds have been duly authorized by the Issuer for issuance and sale to the Purchasers pursuant to this agreement and, when executed by the Issuer and authenticated by the Trustee in accordance with the Indenture and delivered to the Purchasers against payment therefor in accordance with the terms of this agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and possible limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy, and the Bonds conform (or will conform) in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus. The Issuer has or will have all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this agreement and in the Pricing Prospectus and Final Prospectus.

          (l) Other than as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which the Issuer is a party or to which any property of the Issuer is subject or which is pending or, to the knowledge of the Issuer, threatened against the Issuer that would reasonably be expected to, individually or in the

[Confidential - Not for Distribution]


     aggregate, result in a material adverse effect on the Issuer's business, property or financial condition.

          (m) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Issuer, the Storm-Recovery Property or the Bonds required to be disclosed in the Pricing Prospectus which is not adequately disclosed in the Pricing Prospectus.

          (n) Other than any necessary filing with or action by the Florida Public Service Commission ("FPSC"), and filings required under the Statute or the Financing Order and the absence of any "stop order" which might be issued by the FPSC pursuant to the Financing Order, or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

          (o) The Issuer is not and, after giving effect to the sale and issuance of the Bonds and application of the proceeds from the sale of the Bonds as described in the Pricing Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (p) Deloitte & Touche LLP, who have performed certain agreed upon procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (q) Each of the Sale Agreement, the Servicing Agreement and the Administration Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on the enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

          (r) There are no Florida transfer taxes related to the transfer of the Storm-Recovery Property or the issuance and sale of the Bonds to the Purchasers pursuant to this agreement required to be paid at or prior to the Closing Date by FPL or the Issuer.

          3. Representations and Warranties of FPL. FPL represents and warrants to the several Purchasers that:

[Confidential - Not for Distribution]


          (a) FPL, in its capacity as sponsor with respect to the Bonds, and the Issuer have jointly filed with the Commission Registration Statement No. 333-141357 for the registration under the Securities Act of up to $652,000,000 aggregate principal amount of the Issuer's Bonds. Registration Statement No. 333-141357 has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of FPL, threatened by the Commission.

          (b) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) at the date hereof, FPL was not and is not an "ineligible issuer," as defined in Rule 405.

          (c) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement, and the Indenture, on the Closing Date, fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. As of the Applicable Time and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and neither of such documents included as of the Applicable Time, or will include as of the Closing Date, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or FPL by, or through the Representatives on behalf of, any Purchaser expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information furnished by any Purchaser consists of the information set forth in Schedule I hereto, or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or Final Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

          (d) As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet), considered together, did not include any

[Confidential - Not for Distribution]


     untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that (i) the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives and the Expected Sinking Fund Schedule described in the Pricing Prospectus supersede any previously issued descriptions of such information and (ii) the interest rate, price to the public and Bond Purchase discounts and commissions for each tranche were not included in the Pricing Prospectus). The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or FPL by, or through the Representatives on behalf of, any Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information set forth in Schedule I hereto. FPL represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses, if any, listed on Schedule II hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433, including timely Commission filing where required, legending and record keeping.

          (e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer or FPL notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) FPL or the Issuer has promptly notified or will promptly notify the Representatives and (ii) FPL or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or FPL by any Purchaser, or on its behalf, through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information set forth on Schedule I hereto.

[Confidential - Not for Distribution]


          (f) FPL has been duly formed and is validly existing as a corporation in good standing under the laws of State of Florida, has the corporate power and authority to execute, deliver and perform its obligations under this agreement, the Sale Agreement, the Servicing Agreement, the Administration Agreement and the Issuer Charter Documents, and to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Pricing Prospectus, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of FPL and its subsidiaries considered as a whole. FPL is the beneficial owner of all of the limited liability company interests of the Issuer and such interests are owned free and clear of all liens, encumbrances, equities or claims.

          (g) The transfer by FPL of all of its right, title and interest in and to the Storm-Recovery Property pursuant to the Sale Agreement and the consummation of the transactions herein contemplated by FPL, and the fulfillment of the terms hereof on the part of FPL to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under, FPL's Restated Articles of Incorporation, as amended, or bylaws (collectively, the "FPL Charter Documents"), or in a material breach of any of the terms of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which FPL is now a party.

          (h) This agreement has been duly authorized, executed and delivered by FPL, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this agreement, and constitutes a valid and binding obligation of FPL, enforceable against FPL in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

          (i) FPL (i) is not in violation of the FPL Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of FPL and its subsidiaries considered as a whole, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of FPL and its subsidiaries considered as a whole.

[Confidential - Not for Distribution]


          (j) Except as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which FPL or any of its subsidiaries is a party or to which any property of FPL or any of its subsidiaries is subject or which is pending or, to the knowledge of FPL, threatened against FPL or any of its subsidiaries that would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer's business, property, or financial condition or on FPL's ability to perform its obligations under the Sale Agreement (including the Bill of Sale), the Servicing Agreement and the Administration Agreement (collectively the "FPL Basic Documents").

          (k) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Issuer, the Storm-Recovery Property or the Bonds required to be disclosed in the Pricing Prospectus which is not adequately disclosed in the Pricing Prospectus.

          (l) Other than any necessary filing with or action by the FPSC, any filings required under the Statute or the Financing Order and the absence of any "stop order" which might be issued by the FPSC pursuant to the Financing Order, or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which FPL makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

          (m) Neither FPL nor the Issuer is, and after giving effect to the sale and issuance of the Bonds and application of the proceeds from the sale of the Bonds by the Issuer, and from the sale of the Storm-Recovery Property by FPL to the Issuer, as described in the Pricing Prospectus, neither FPL or the Issuer will be, an "investment company" within the meaning of the 1940 Act.

          (n) Each of the FPL Basic Documents has been duly authorized by all necessary corporate action of FPL and, when executed and delivered by FPL and the Issuer, will constitute a valid and legally binding obligation of FPL, enforceable against FPL in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' or secured parties' rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

          (o) There are no Florida transfer taxes related to the transfer of the Storm-Recovery Property or the issuance and sale of the Bonds to the Purchasers pursuant to this agreement required to be paid at or prior to the Closing Date by FPL or the Issuer.

          4. Investor Communications.

[Confidential - Not for Distribution]


          (a) The Issuer and FPL each represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Issuer, FPL and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," required to be filed by the Issuer or FPL, as applicable, with the Commission or retained by the Issuer or FPL, as applicable, under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of each Free Writing Prospectus identified in Schedule II hereto.

          (b) FPL and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the "Pricing Term Sheet"), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file such final pricing term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all tranches of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this agreement.

          (c) Each Purchaser may provide to investors one or more of the Free Writing Prospectuses, subject to the following conditions:

               (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, a Purchaser shall not convey or deliver any Written Communication (as defined below) to any person in connection with the initial offering of the Bonds, unless such Written Communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B, (iii) is an Issuer Free Writing Prospectus listed on Schedule II hereto or (iv) is a Purchaser Free Writing Prospectus (as defined below). "Written Communication" has the same meaning as that term is defined in Rule 405.

               (ii) A "Purchaser Free Writing Prospectus" means any free writing prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by FPL or the Issuer with the Commission pursuant to Rule 433 and that contains information substantially the same as the information contained in the Pricing Prospectus or Pricing Term Sheet (including, without limitation, (i) the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final payment dates, trade date, settlement date, transaction parties, credit enhancement, roadshow details, ERISA eligibility, legal investment status and payment window of one or more tranches of Bonds and (ii) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Purchaser's retention, and/or expected pricing parameters of the Bonds).

[Confidential - Not for Distribution]


               (iii) Each Purchaser shall comply with all applicable laws and regulations in connection with the use of the Free Writing Prospectuses, including but not limited to Rules 164 and 433.

               (iv) All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

                    The Issuer and FPL have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and FPL have filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any initial Purchaser or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling _______________ toll-free at


                    __________________________________________________
                    __________________________________________________
                    _________________________________].

          The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).

               (v) Each Purchaser covenants with the Issuer and FPL that after the Final Prospectus is available such Purchaser shall not distribute any written information concerning the Bonds to a investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov.

               (vi) Each Purchaser agrees and covenants that (a) no information that is conveyed to investors has been or will be inconsistent with the information contained in the Registration Statement, the Pricing Prospectus and each Issuer Free Writing Prospectus, and (b) if a Purchaser shall use a Purchaser Free Writing Prospectus, the liability arising from its use shall be the sole responsibility of the Purchaser using such Purchaser Free Writing Prospectus unless the Purchaser Free Writing Prospectus was consented to in advance by FPL and the Issuer; provided, however, that, for the avoidance of doubt, (i) this clause (v) shall not be

[Confidential - Not for Distribution]


          interpreted as tantamount to the indemnification obligations contained in Section 10(b) hereof and (ii) no Purchaser shall be responsible for any "issuer information" as defined in Rule 433(h)(2) under the Securities Act that gives rise to Purchaser liability arising from the Purchaser's use of a Purchaser Free Writing Prospectus, if such information was provided by the Issuer or FPL for inclusion in the Registration Statement, the Pricing Prospectus or any Issuer Free Writing Prospectus or was otherwise previously provided by the Issuer or FPL to such Purchaser specifically for use in such Purchaser Free Writing Prospectus.

          5. Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to the Purchasers, and the Purchasers agree, jointly and severally to purchase from the Issuer, at the time and place herein specified, for the purchase price set forth in the Bid, all of the Bonds. The Purchasers agree to make a bona fide public offering of the Bonds, as soon after entering into this agreement as practicable, subject however to the terms of this agreement.

          6. Time and Place of Closing; Default by a Purchaser; Good Faith Deposit. Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in the Bid, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives. The hour and date of such delivery and payment are herein called the "Closing Date." The Bonds shall be delivered to DTC or to [____________________], as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives. The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in the Bid, or at such other place as the Issuer may specify.

          If the conditions for the purchase of the Bonds set forth in Section 8 of this agreement shall have been satisfied, and the Purchasers shall fail or refuse to purchase and pay the total purchase price for the Bonds, FPL and the Issuer shall be entitled to retain the good faith deposit required by the Notice of Sale (the "Good Faith Deposit") as full liquidated damages and no Purchaser shall have any further obligation with respect to the Bonds or this agreement. In the event that the Issuer fails to deliver the Bonds to the Purchasers, the Good Faith Deposit (without interest on such deposit) will be immediately delivered by FPL to the Representative or to Financial Security Assurance, Inc. ("FSA"), whichever is applicable, and neither the Purchasers, FPL, the Issuer, nor any other party will have any further obligation with respect to the Bonds, except as otherwise provided in Section 7(a)(i) below.

          7. Covenants.

          (a) Covenants of the Issuer. The Issuer covenants and agrees with the several Purchasers that:

[Confidential - Not for Distribution]


               (i) The Issuer or FPL will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Pricing Prospectus and Final Prospectus,
          (ii) the issuance and delivery of the Bonds as provided in this agreement (including, without limitation, reasonable fees and disbursements of Counsel for the Purchasers and all trustee, rating agency and FPSC financial advisor fees), (iii) the fees to qualify the Bonds under blue-sky laws (including counsel fees not to exceed $10,000), as provided in clause (b)(iv) below, and the fees to qualify the Bonds/register the Bonds under the laws of any foreign jurisdictions described in the Bid, (iv) the printing and delivery to the Purchasers of reasonable quantities of the Registration Statement and, except as provided in Section 7(b)(vi) hereof, of the Pricing Prospectus and Final Prospectus and (v) any amendment or supplement to the Registration Statement, Pricing Prospectus, or Issuer Free Writing Prospectus required to be filed with the Commission to correct any untrue statement of a material fact or omission of any statement necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, the result of which requires the reforming of any Contracts of Sale of the Bonds made by the Purchasers (including any damages or other amounts payable in connection with legal and contractual liability). Neither the Issuer nor FPL shall be required to pay any amount for any expenses of the Purchasers, nor shall the Issuer or FPL in any event be liable to any of the Purchasers for damages on account of loss of anticipated profits.

               (ii) During the period from the date of this agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

               (iii) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 8(d) of this agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

               (iv) The Issuer will use the net proceeds the sale of the Bonds to acquire the Storm-Recovery Property.

               (v) The Issuer will cooperate with FPL to cause any filing with the Commission required by clause 7(b)(vi) below to be made.

               (vi) The Issuer will comply with its obligations under Section
          3.07 of the Indenture.

          (b) Covenants of FPL.

          FPL covenants and agrees with the several Purchasers that, to the extent that the Issuer has not already performed such act pursuant to Section 7(a):

[Confidential - Not for Distribution]


               (i) FPL, in its capacity as sponsor with respect to the Bonds, will upon request promptly deliver to the Representatives and Counsel to the Purchasers a signed copy of the Registration Statement as originally filed or, to the extent a signed copy is not available, a conformed copy, certified by an officer of FPL to be in the form as originally filed, including all Incorporated Documents and exhibits and all amendments thereto.

               (ii) FPL, in its capacity as sponsor with respect to the Bonds, will deliver to the Purchasers, as soon as practicable after the date hereof, as many copies of the Pricing Prospectus and the Final Prospectus as they may reasonably request.

               (iii) FPL, in its capacity as sponsor with respect to the Bonds, will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Purchasers of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which FPL or the Issuer shall have received notice. FPL will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. FPL has complied and will comply with Rule 433 in connection with the offering of the Bonds.

               (iv) FPL, in its capacity as sponsor with respect to the Bonds, will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of such jurisdictions as the Representatives may designate; provided that neither the Issuer nor FPL shall be required to qualify as a foreign limited liability company or foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer or FPL, as applicable, to be unduly burdensome.

               (v) FPL will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Purchasers, or to which Thelen Reid Brown Raysman & Steiner LLP, who are acting as counsel for the Purchasers ("Counsel for the Purchasers"), shall reasonably object by written notice to FPL and the Issuer.

               (vi) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Purchasers a prospectus covering the Bonds is required by law to be delivered in connection with sales by a Purchaser or dealer, any event relating to or affecting FPL, the Bonds, the Issuer or the Storm-Recovery Property or of which FPL shall be advised in writing by the Representatives shall occur that in FPL's reasonable judgment after consultation with Counsel for the Purchasers should be set forth in a supplement to, or an

[Confidential - Not for Distribution]


          amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, FPL will or will cause the Issuer, at FPL's or the Issuer's expense, to amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Purchasers at FPL's or the Issuer's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) in its capacity as sponsor and co-registrant, with respect to the Bonds, cause to be made an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Purchasers, then such Purchasers shall assume the expense of preparing and furnishing any such amendment or supplement.

               (vii) During the period from the date of this agreement to the date that is five days after the Closing Date, FPL will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities pursuant to Regulation AB (other than the Bonds).

               (viii) FPL will use the proceeds from the sale of the Storm-Recovery Property for the purposes described in the Prospectus.

               (ix) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 8(d) of this agreement is conditioned upon the furnishing of documents or the taking of other actions by FPL on or after the Closing Date, FPL shall furnish such documents and take such other actions.

          8. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Bonds shall be subject to the following:

          (a) The accuracy of the representations and warranties on the part of the Issuer and FPL contained in this agreement, on the part of FPL contained in Article III of the Sale Agreement, and on the part of FPL contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and FPL made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and FPL of their obligations hereunder, and to the following additional conditions:

          (b) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on the second business day after the date of this agreement. In addition, all material required to be filed by the Issuer or FPL pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Purchaser and timely provided to the Issuer or FPL shall have

[Confidential - Not for Distribution]


     been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

          (c) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Purchasers shall have received one or more certificates, dated the Closing Date and signed by an officer of FPL and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of FPL or the Issuer, as the case may be, threatened by, the Commission.

          (d) At the Closing Date, (i) the Bonds shall be rated at least "Aaa," "AAA," and "AAA" by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings, Inc. ("Fitch"), respectively, and the Issuer shall have delivered to the Representatives a letter from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Bonds have such ratings, and (ii) neither Moody's, S&P nor Fitch shall have, since the date of this agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds, or shall have downgraded its rating on FPL's first mortgage bonds below an investment grade category.

          (e) Since the respective dates as of which information is given in each of the Registration Statement and the Pricing Prospectus and as of the Closing Date there shall have been no development which would be reasonably likely to result in a material adverse change in the Storm-Recovery Property, the Bonds or the Financing Order, or which would materially adversely affect FPL's ability to perform its obligations as servicer under the Servicing Agreement.

          (f) The Issuer LLC Agreement, the Administrative Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

          (g) An issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the FPSC and the FPSC shall not have issued a "stop order" within the time prescribed by the Financing Order.

          (h) On or before the Closing Date (and in the case of clause 17 below, on the date hereof) the Issuer and FPL shall have furnished or caused to be furnished to the Representatives each of the following:

               (1) The written opinion of Thelen Reid Brown Raysman & Steiner LLP, Counsel for the Purchasers, dated the Closing Date, substantially the form attached as Exhibit A-1.

               (2) The written opinion of Richards, Layton & Finger, P.A., special Delaware counsel for FPL and the Issuer, dated the Closing Date, substantially in the form of Exhibit A-2; [that Delaware law governs the

[Confidential - Not for Distribution]


               determination of what persons or entities have the authority to file a voluntary bankruptcy petition on behalf of the Issuer.]

               (3) The written opinion of Richards, Layton & Finger, P.A., special Delaware counsel for FPL and the Issuer, dated the Closing Date, substantially in the form of Exhibit A-3; [regarding certain Delaware Uniform Commercial Code matters.]

               (4) The written opinion of Richards, Layton & Finger, P.A., special Delaware counsel for FPL and the Issuer, dated the Closing Date, substantially in the form of Exhibit A-4; [regarding certain matters of Delaware Law regarding the Issuer and the LLC Agreement.]

               (5) The written opinion of Sidley Austin LLP, counsel for the Issuer and FPL, dated the Closing Date, substantially in the form of Exhibit A-5; [regarding certain aspects of the transactions contemplated by the Issuer Documents, including the Indenture and the Trustee's security interest under the Uniform Commercial Code.]

               (6) The written opinion of Sidley Austin LLP, counsel for the Issuer and FPL, dated the Closing Date, substantially in the form attached as Exhibit A-6; [regarding Registration Statement and related securities law matters.]

               (7) The written opinion of Sidley Austin LLP, counsel for the Issuer and FPL, dated the Closing Date, substantially in the form attached as Exhibit A-7; [regarding federal bankruptcy matters relating to true sale and substantive consolidation.]

               (8) The written opinion of Sidley Austin LLP, counsel for the Issuer and FPL, dated the Closing Date, substantially in the form attached as Exhibit A-8; [regarding certain federal tax matters.]

               (9) The written opinion of Sidley Austin LLP, counsel for the Issuer and FPL, dated the Closing Date, substantially in the form attached as Exhibit to the Registration Statement; [regarding certain federal constitutional matters relating to the Storm-Recovery Property.]

               (10) The written opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Issuer and FPL, dated the Closing Date, substantially in the form attached as an Exhibit to the Registration Statement; [regarding certain Florida constitutional matters relating to the Storm-Recovery Property and the Financing Act.]

               (11) The written opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Issuer and FPL, dated the Closing Date, substantially in the form of Exhibit A-9; [with respect to the characterization of the transfer of the

[Confidential - Not for Distribution]


               Storm-Recovery Property by FPL to the Issuer as a "true sale" for Florida law purposes.]

               (12) The written opinion of Squire, Sanders & Dempsey L.L.P. counsel for FPL and the Issuer, dated the Closing Date, substantially in the form of Exhibit A-10; [regarding certain Florida regulatory law matters.]

               (13) The written opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Issuer and FPL, substantially in the form of Exhibit A-11; [regarding certain Florida perfection and priority issues.]

               (14) The written opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Issuer and FPL, dated the Closing Date, substantially in the form of Exhibit A-12; [regarding certain Florida tax matters.]

               (15) The written opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Issuer and FPL, dated the Closing Date, substantially in the form of Exhibit A-13; [regarding certain corporate matters relating to FPL.];

               (16) The written opinion of [______________________________], counsel for the Trustee, dated the Closing Date, substantially as to form of Exhibit A-14; [regarding certain matters relating to the Trustee.]

               (17) On the date hereof and on or before the Closing Date, one or more reports of Deloitte & Touche LLP substantially as the form(s) attached as Exhibit A-15; [one or more agreed upon procedure reports regarding certain calculations and computations relating to the Bonds in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to Deloitte & Touche LLP reasonably necessary in order for Deloitte & Touche LLP to issue such reports.]

               (18) Evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Financing Act, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notice in the office of the Florida Secured Transactions Registry.

               (19) Certificates of officers of FPL and the Issuer, as the case may be, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of FPL and the Issuer in the Sale Agreement and the Servicing Agreement at and as of the Closing Date, as to the performance by the Issuer and FPL of all of their obligations hereunder to be performed at or prior to the Closing Date, and as to such other matters as the Purchasers may reasonably request.

[Confidential - Not for Distribution]


          (i) On or prior to the Closing Date, FPL shall have funded the capital subaccount of the Issuer with cash in an amount equal to $3,260,000.

          9. Conditions of Issuer's Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and the issuance advice letter described in Section 8(g) shall have become effective. In case these conditions shall not have been fulfilled, this agreement may be terminated by the Issuer upon notice thereof to the Purchasers. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 7(a)(i) and 10 hereof, and upon such termination, the Good Faith Deposit shall be returned (without interest thereon) to the Representative or FSA, as applicable.

          10. Indemnification.

          (a) The Issuer and FPL, jointly and severally, agree to indemnify, defend and hold harmless each Purchaser, each officer and director of each Purchaser and each person who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Purchaser, officer, director and controlling person for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 10 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, in each case if such statement or omission was made in reliance upon and in conformity with information furnished in writing, to the Issuer or FPL, by or through the Representatives, on behalf of, any Purchaser, expressly for use in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof, or arising out of, or based upon, statements in or omissions from the Statement of Eligibility of the Trustee on form T-1; and provided, further, that the indemnity agreement contained in this Section 10 in respect of the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall not inure to the benefit of any Purchaser (or of any officer or director or person controlling such Purchaser) on account of any such losses, claims, damages, liabilities, expenses or actions, joint or several, arising from the sale of the Bonds to any person in respect of the Pricing Prospectus, any Issuer Free Writing Prospectus or the Final

[Confidential - Not for Distribution]


     Prospectus, each as may be then supplemented or amended, furnished by such Purchaser to a person to whom any of the Bonds were sold (excluding in all cases, however, any document then incorporated by reference therein), insofar as such indemnity relates to any untrue or misleading statement or omission made in the Pricing Prospectus, Issuer Free Writing Prospectus or Final Prospectus, if a copy of a supplement or amendment to such Pricing Prospectus, Final Prospectus or Issuer Free Writing Final Prospectus (excluding in all cases, however, any document then incorporated by reference therein) (i) is furnished on a timely basis by the Issuer or FPL to the Purchaser, (ii) is required by law or regulation to have been conveyed to such person by or on behalf of such Purchaser, at or prior to the entry into the contract of sale of the Bonds with such person, but was not so conveyed (which conveyance may be oral or written) by or on behalf of such Purchaser and (iii) would have cured the defect giving rise to such loss, claim, damage or liability. The indemnity agreement of the Issuer and FPL contained in this subsection (a) and the representations and warranties of the Issuer and FPL contained in Sections 2 and 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Purchaser, or any such officer, director or controlling person, and shall survive the delivery of the Bonds.

          (b) Each Purchaser, severally and not jointly, agrees to indemnify, defend, and hold harmless the Issuer and FPL, each of the Issuer's and FPL's officers and directors, and each person who controls the Issuer or FPL within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Issuer or FPL by, or through the Representatives on behalf of, such Purchaser, expressly for use in connection with the preparation of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of them. The Purchasers hereby furnish to FPL in writing expressly for use in the Registration Statement, the Final Prospectus and any Issuer Free Writing Prospectus the information set forth in Schedule I hereto. Each of the Issuer and FPL acknowledges that the statements set forth in the Schedule I constitutes the only information furnished in writing by or on behalf of the several Purchasers expressly for inclusion in the Registration Statement, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus. The indemnity agreement of the respective Purchasers contained in this Section 10 and the agreements and covenants of the Purchasers contained in Section 4 hereof shall remain operative and in full force and effect, regardless of any termination of this agreement or of any

[Confidential - Not for Distribution]


     investigation made by or on behalf of the Issuer or FPL or any of their respective officers or directors or any such other Purchaser or any such controlling person, and shall survive the delivery of the Bonds.

          (c) The Issuer, FPL and each of the several Purchasers each agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity or contribution may be sought under the provisions of this Section 10 it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity or contribution shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is or are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of this indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall elect not to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party or parties, to participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party or parties (it being understood, however, that the indemnifying party or parties shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). The Issuer, FPL and each of the several Purchasers each agree that without the prior written consent of the other parties to such action who are parties to this agreement, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim or proceeding in respect of which such party intends to seek indemnity or contribution under the provisions of this
     Section 10, unless such settlement, compromise or consent (i) includes an unconditional release of such other parties from all liability arising out of such claim or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other parties.

          (d) If, or to the extent, the indemnification provided for in subsections (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and

[Confidential - Not for Distribution]


     all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subsections (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative benefits received by FPL and the Issuer on the one hand and the Purchasers on the other hand from the offering of the Bonds pursuant to this agreement or (ii) if an allocation solely on the basis provided by clause (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of FPL and the Issuer on the one hand and the Purchasers on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution with respect thereto from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or FPL or the Purchasers and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, FPL and each of the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute in excess of the amount equal to the excess of
     (i) the total underwriting (or bond purchase) fees, discounts and commissions received by it over (ii) the amount of any damages which such Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Purchaser to contribute pursuant to this subsection
     (d) are several and not joint and shall be in proportions set forth in the Bid.

          11. Termination. This agreement may be terminated, at any time prior to the Closing Date with respect to the Bonds by the Representatives by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange ("NYSE") or there shall have been established by the NYSE, or the over-the-counter market, or by the Commission any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities or (b) there shall have occurred any (i) material outbreak of hostilities (including, without limitation, an act of terrorism) or (ii) declaration by the United States of war or national or international calamity or crisis, including, but not limited to, a material escalation of hostilities that existed prior to the date of this agreement or
(iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to materially and adversely affect, in the reasonable judgment of the Representatives, their ability to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Final Prospectus. Any termination hereof pursuant to this Section 11 shall be without liability of any party to any other party except as otherwise provided in Sections 7(a)(i) and 10 hereof, and upon

[Confidential - Not for Distribution]


such termination, the Good Faith Deposit shall be returned (without interest) to the Representatives or the FSA, as applicable.

          12. Absence of Fiduciary Relationship. The Issuer and FPL each acknowledge and agree that the Purchasers are acting solely in the capacity of an arm's length contractual counterparty to the Issuer and FPL with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or FPL in connection with the offering of the Bonds as contemplated hereby. Additionally, none of the Purchasers is advising the Issuer or FPL as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Any review by the Purchasers of the Issuer or FPL, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Purchasers and shall not be on behalf of the Issuer or FPL.

          13. Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile), and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to it or them at the address specified in the Bid; and if sent to FPL, to it at 700 Universe Boulevard, Juno Beach, Florida 33408,
Attention: Treasurer; and if sent to the Issuer, to it at, 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Managers.

          14. Successors. This agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder. Nothing in this agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this agreement or any provisions herein. The term "successors" as used in this agreement shall not include any purchaser, as such purchaser, of any Bonds from any of the several Purchasers.

          15. Applicable Law. This agreement will be governed by and construed in accordance with the laws of the State of New York.

[Confidential - Not for Distribution]


                                  SCHEDULE I

              DESCRIPTIVE LIST OF PURCHASER PROVIDED INFORMATION

(a) Any information provided in Appendix C to the Notice of Sale for inclusion in the Final Prospectus or any Issuer Free Writing Prospectus.

[Confidential - Not for Distribution]


                                  SCHEDULE II


                 Schedule of Issuer Free Writing Prospectuses


A.   Free Writing Prospectuses not required to be filed


     [Electronic Road Show]


B.   Free Writing Prospectuses Required to be filed pursuant to Rule 433


     Preliminary Term Sheet


     Pricing Term Sheet, dated [_______________]